UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2009

BioForce Nanosciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51074	74-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Golden Aspen Drive, Suite 101

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 233-8333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On March 11, 2009 the Company’s subsidiary, BioForce Nanosciences, Inc., (“BioForce”) entered into Employee Compensation Agreements with each of its employees. Under the terms of these agreements, each employee was granted a security interest in BioForce’s inventory, accounts, general intangibles and equipment in connection with BioForce’s obligation to pay employee wages and reimbursable expenses.

Section 2 – Financial Information

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 16, 2009, BioForce executed a Promissory Note dated February 25, 2009 in favor of the State of Iowa, Department of Economic Development (“IDED”) in the amount of $92,253.82, repayable in seventy-two monthly installments of $1,522.31 including interest at an annual rate of 6.00%.  A blanket security interest in BioForce’s assets was granted to IDED as security for BioForce's obligations under the Promissory Note. Upon execution of the Promissory Note all payment obligations under the Community Economic Betterment Account (CEBA) Royalty Agreement between BioForce and IDED dated July 10, 2011 were canceled, and the default situation under that Royalty Agreement as reported on our Form 8-K filed on February 6, 2009 was resolved.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Form of Employee Compensation Agreement dated March 11, 2009 between BioForce Nanosciences, Inc. and each of its employees
99.2	BioForce Nanosciences, Inc. Promissory Note dated February 25, 2009 in favor of the State of Iowa, Department of Economic Development

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioForce Nanosciences Holdings, Inc.

By:	/s/ Gregory D. Brown
Gregory D. Brown
Chief Financial Officer

Date:  March 17, 2009